BY-LAWS

Of

CHURCH & DWIGHT CO., INC.

A Delaware Corporation

As Amended and Restated as of October 31, 2007

ARTICLE I

OFFICES

SECTION 1.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.  The Corporation may also have offices at such other places, within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1.  The Annual Meeting of Stockholders and all Special Meetings of Stockholders shall be held at the registered office of the Corporation, or at such other place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

SECTION 2.  Annual Meetings of Stockholders shall be held at a time and on a day designated by the Board of Directors within the months of April, May or June of each year. At such Meeting the Stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

SECTION 3.  Notice of each Annual Meeting, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to vote at such meeting.

SECTION 4.  Special Meetings of Stockholders may be called at any time for any purpose or purposes by the Chief Executive Officer or, at his request or at the request of a majority of directors then in office, by the Secretary.

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SECTION 5.  Notice of each Special Meeting, shall be given in the manner set forth in Article VI of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to vote at such meeting.  Each such notice of Special Meeting shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and shall indicate the person or persons calling the meeting.

SECTION 6.  Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority of the votes entitled to be cast at a meeting of Stockholders shall be necessary, and shall constitute a quorum, for the transaction of business at such meeting.  If a quorum is not present or represented by proxy at any meeting of Stockholders, the holders of a majority of votes entitled to be cast at the meeting who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented by proxy.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article VI to each Stockholder of record entitled to vote at the meeting.

SECTION 7.  At any meeting of Stockholders each Stockholder having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law, each Stockholder of record shall be entitled to the number of votes for each share of stock as determined in accordance with Article FOURTH of the Certificate of Incorporation for each share of stock entitled to vote standing in his name on the books of the Corporation.  All elections shall be determined by plurality votes.  Except as otherwise provided by law or in the Certificate of Incorporation or by these By-Laws, any other matter shall be determined by the vote of a majority of the votes entitled to be cast.

SECTION 8.  Each Stockholder entitled to vote at any meeting of Stockholders may, to the fullest extent permitted by law, authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, or by such other means as shall otherwise be permitted from time to time by law. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where an irrevocable proxy is permitted by law and the proxy indicates that it is intended to be irrevocable.  No proxy shall be valid more than three years after its date, unless the proxy provides for a longer period.

SECTION 9.  If Authorized by the Board of Directors, in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders and proxy holders not physically present at a meeting of Stockholders may be means of remote communication, to the fullest extent permitted by law: (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication.

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ARTICLES III

DIRECTORS

SECTION 1.  The Board of Directors shall manage the business of the Corporation and shall have and may exercise all the powers of the Corporation except in cases where such power is reserved to the Stockholders by law, the Certificate of Incorporation or these By-Laws.

SECTION 2.  The number of directors which shall constitute the entire Board of Directors shall be such number, not less than three nor more than fifteen, as shall be determined by the Board of Directors in accordance with Article FIFTH of the Certificate of Incorporation.  As used in these By-Laws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

SECTION 3.  Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the directors shall be elected at the Annual Meeting of the Stockholders by a plurality vote, by written ballot, and each director elected shall serve until the third succeeding Annual Meeting of Stockholders and until his successor is elected and qualified. Notwithstanding the foregoing, if authorized by the Board of Directors, the election of directors may be, to the fullest extent permitted by law, by a ballot submitted by electronic transmission or by such other means as may be permitted from time to time by law.

SECTION 4.  Any of the directors may be removed and the resulting vacancy filled only in accordance with Article FIFTH of the Certificate of Incorporation.

SECTION 5.  The books of the Corporation, except such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

SECTION 6.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of any or all directors for services to the Corporation as directors, officers or otherwise.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1.  The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of Stockholders an at the place thereof, and no notice of such meeting need be given to the newly elected directors.  If such first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

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SECTION 2.  Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such times and at such places within or without the State of Delaware, as shall from time to time be determined by the Board.

SECTION 3.  Special meetings of the Board of Directors may be called by the Chief Executive Officer or at his request or at the request of any five directors by the Secretary on at least two days' notice to each director.

SECTION 4.  Whenever notice of a meeting of the Board of Directors is required, the notice shall be given in the manner set forth in Article VI of these By-Laws and shall state the place, date and hour of the meeting.  Except as provided by law, the Certificate of Incorporation or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice thereof.

SECTION 5.  Except as otherwise required by law or the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  If a quorum is not present at any meeting of directors, a majority of the directors present at such meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.

SECTION 6.  Any action of the Board of Directors which is required to be taken at a meeting may be taken without a meeting if written consent to the action is signed by all the members of the Board of Directors and filed with the minutes of the Board of Directors.

ARTICLE V

COMMITTEES

SECTION 1.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of two or more directors.  The Board of Directors may designate in like manner one or more of its members to serve as alternates on such committees.  To the extent permitted by law, the Executive Committee shall have and exercise all the authority of the Board of Directors, except as the Board shall otherwise expressly provide, and the other committees shall have such authority as the Board shall provide by resolution adopted by a majority of the entire Board.  The Board of Directors, acting as aforesaid, shall have power at any time to change the membership of any such committees, to fill vacancies in the membership thereof, and to discharge any such committees.

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SECTION 2.  Each committee, as and when the Board of Directors shall require, shall keep records of its actions and report upon the same to the Board.  Unless the Board shall otherwise provide, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings, and may fix the time and place of its meetings.

SECTION 3.  Any action of any committee which is required to be taken at a meeting may be taken without a meeting if written consent to the action is signed by all the members of the committee and filed with the records of the committee.

ARTICLE VI

NOTICES AND WAIVERS THEREOF

SECTION 1.  Whenever notice is required to be given to any Stockholder, such notice shall be given personally, by mail or by such other means as shall otherwise be permitted from time to time by law.  If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the Stockholder at his address as it appears on the record of Stockholders.

SECTION 2.  Whenever notice is required to be given to any director, the notice shall be given personally (including by telephone), or by mail, telegram, cable, by mail, other public instrumentality or by such other means as shall otherwise be permitted from time to time by law.  Such notice shall be deemed given, if (i) mailed, when deposited in the United States mail, with postage thereon prepaid (ii) telegraphed, cabled or sent by other public instrumentality, when delivered to the telegraph company, cable company, or other public instrumentality, directed to the director at his business address (or, if he shall have filed with the Secretary a written request that notices to him be directed to some other address, then directed to him at such other address) or (iii) given by such other means, when provided for from time to time by law.

SECTION 3.  Whenever any notice is required to be given to any stockholder or any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the meeting, shall be deemed equivalent to the giving of such notice.  In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting the lack of notice prior to the meeting or at its commencement, and any director attending a meeting of the Board of Directors without protesting the lack of notice prior to the meeting or at its commencement, shall be conclusively deemed to have waived notice of such meeting.

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ARTICLE VII

OFFICERS

SECTION 1.  The officers of the Corporation shall be elected by the Board of Directors at the first meeting of each newly elected Board of Directors following the Annual Meeting of Stockholders.  Vacancies among these officers may be filled and additional such officers may be elected by the Board of Directors at any regular or special meeting of the Board of Directors.  The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries and such other officers of the Corporation as the Board of Directors may from time to time determine to be desirable.  The Board of Directors may also elect from among their number a Chairman of the Board who also shall be an officer of the Corporation.  Any two or more such offices may be held by the same person.  The Board of Directors shall designate one officer as Chief Executive Officer, and may designate one officer as Chief Operating Officer.  The Vice President Finance shall be the Chief Financial Officer wherever said designation is legally required.

SECTION 2.  An officer shall hold office for such term as the Board of Directors shall determine.  Any officer elected or appointed by the Board of Directors may be removed at any time, for cause or without cause, by the Board of Directors.

SECTION 3.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors or in such manner as it may provide.

SECTION 4.  The Chairman of the Board, if there be a Chairman, shall preside at all meetings of stockholders and of the Board of Directors at which he shall be present, and shall have such other duties as from time to time may be assigned to him by the Board of Directors or by these By-Laws.  If there be no Chairman, or in his absence or disability, the President shall preside at all meetings of stockholders and of the Board of Directors.

SECTION 5.  The Chief Executive Officer of the Corporation shall have general and active management of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer shall have the authority, in his discretion, to vote, or give a proxy to vote, the stock of the Corporation's subsidiaries held in the name of the Corporation at meetings of stockholders of such subsidiaries, or to consent on behalf of the Corporation to any action of stockholders in lieu of a meeting.

SECTION 6.  In the absence or disability of the Chief Executive Officer, the Chief Operating Officer, if there be one, shall perform the duties and exercise the powers of the Chief Executive Officer unless the Chief Executive Officer in contemplation of his absence shall in writing have designated some other officer of the Corporation to perform the duties and exercise the powers of the Chief Executive Officer.  If there be no Chief Operating Officer, then the officers of the Corporation in order of their seniority shall perform the duties and exercise the powers of the Chief Executive Officer, unless the Board of Directors shall otherwise direct.

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SECTION 7.  The Chief Executive Officer may also appoint one or more officers of any division or department of the Corporation, with duties and power limited to such division or department, but no such division or department officer shall be deemed to be an officer of the Corporation by virtue of such appointment.

SECTION 8.  The other officers and the agents and employees of the Corporation shall each generally assist the Chief Executive Officer and have such powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.  The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE VIII

CERTIFICATE FOR SHARES

SECTION 1.  The shares of the Corporation will be represented by certificates unless the Board of Directors by resolution provides that some or all of any classes or series of stock will be uncertificated shares.  Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Corporation, and any such resolution may provide that, notwithstanding the resolution’s authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares.  Certificates representing shares of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

SECTION 2.  The signatures of the officers of the Corporation or the officers of the transfer agent or registrar upon a certificate may be facsimiles.  If any such officer who has signed, or whose facsimile signature has been placed upon a certificate, shall cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 3.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion, may prescribe such terms and conditions precedent to the issuance of the new certificate or uncertificated shares as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any certificate alleged to have been lost or destroyed.

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SECTION 4.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares shall be issued to the person entitled thereto, the old certificate shall be cancelled, and the transaction shall be recorded upon the books of the Corporation.

SECTION 5.  The Board of Directors may fix in advance a date as the record date for determination of the Stockholders entitled to notice of or to vote at any meeting of Stockholders, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action.  Such date shall be not less than ten nor more than sixty days before the date of such meeting nor more than sixty days prior to any other action.  If no record date is so fixed, the record date shall be as provided by law.  When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

SECTION 6.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the Corporation shall be entitled to hold a person registered on its books as the owner of shares liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

INDEMNIFICATION

SECTION 1.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

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SECTION 2.  The Corporation shall indemnify any person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 3.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4.  To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees)actually and reasonably incurred by him in connection therewith.

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SECTION 5.  Any indemnification under Sections 2 and 3 of this Article (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 2 and 3.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensation by the Corporation) in a written opinion, or (3) by the Stockholders.

SECTION 6.  Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of Directors in the manner provided in Section 5 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

SECTION 7.  The indemnification provided by this Article shall be a contract right and shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 8.  The Corporation may purchase and maintain insurance on behalf of itself or any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Article.

SECTION 9.  The provisions of this Article shall be deemed retroactive and shall provide all indemnity provided by the other sections of this Article IX for all acts and omissions of the officers and directors of the Corporation since the date of incorporation.

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ARTICLE X

GENERAL PROVISIONS

SECTION 1.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its creation, the words "Corporate Seal Delaware", and such other appropriate legend as the board of Directors may from time to time determine.  When so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be affixed or reproduced in lieu of the corporate seal.

SECTION 2.  The fiscal year of the Corporation shall end on December 31 in each year.

SECTION 3.  Stockholders shall have no right except as conferred by statute, to inspect any books, papers or accounts of the Corporation.

ARTICLE XI

AMENDMENTS

SECTION 1.  These By-Laws may be amended or repealed, and new By-Laws may be adopted, amended or repealed by the Board of Directors or by the stockholders at any regular or special meeting.

The undersigned, duly elected, qualified and acting Secretary of Church & Dwight Co., Inc. hereby certifies that the foregoing are the re-stated By-Laws of Church & Dwight Co., Inc., duly adopted by the stockholders at their annual meeting May 9, 1972 as amended thereafter on May 5, 1980, March 25, 1981, May 25, 1988 , September 23, 1992 and January 31, 2001.

/s/ Susan E. Goldy
Susan E. Goldy
Executive Vice President,
General Counsel and Secretary

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